As filed with the Securities and Exchange Commission on March 27, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STERIS plc

(Exact name of registrant as specified in charter)

Ireland	98-1455064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Sir John Rogerson’s Quay

Dublin 2 Ireland

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-228188

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares of STERIS plc, a public limited company organized under the laws of Ireland, under the captions “Certain U.S. Federal Income Tax Considerations,” “Certain United Kingdom Tax Considerations,” “Certain Ireland Tax Considerations,” “Description of STERIS Ireland Shares” and “Comparison of the Rights of STERIS Shareholders and STERIS Ireland Shareholders” in the prospectus which constitutes a part of the Registration Statement on Form S-4 filed by STERIS Limited (now known as STERIS plc) with the Securities and Exchange Commission on November 6, 2018 (Registration No. 333-228188), including exhibits, as amended to date and as may be subsequently amended from time to time, is hereby incorporated by reference.

Item 2.	Exhibits.

Under the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of STERIS plc are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 27, 2019	STERIS plc

(Registrant)

	By	/s/ J. Adam Zangerle
	Name:	J. Adam Zangerle
	Title:	Director